UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.1)
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12
DIGITAL BRANDS GROUP, INC.

(Name of registrant as specified in its charter)
N/A

(Name of person(s) filing proxy statement, if other than the registrant)
Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

EXPLANATORY NOTE
This Amendment No.1 to the definitive proxy statement is being filed only to update the commencement date for mailing the proxy materials on page 1 of the definitive proxy statement from June 20, 2023 to July 25, 2023.

DIGITAL BRANDS GROUP, INC.
1400 Lavaca Street,
Austin, Texas 78701
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held on August 21, 2023
9:30 A.M. (Eastern Daylight Time)
To Our Stockholders:
You are cordially invited to attend the Special Meeting of Stockholders (the “Special Meeting”) of DIGITAL BRANDS GROUP, INC. (“DGBI,” “we,” “our,” “us,” or the “Company”), a Delaware corporation, to be held at the executive offices of the Company located at 1400 Lavaca Street, Austin, TX 78701 on August 21, 2023, at 9:30 a.m. (Eastern Daylight Time).
The Special Meeting of stockholders is being held for the following purposes (the “Proposal” or collectively “Proposals”):
1.
Proposal No.1:   To approve the amendment of the Company’s Sixth Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s outstanding common stock at an exchange ratio between 1-for-2.5 to 1-for-50, as determined by the Company’s Board of Directors; and

2.
Proposal No.2:   The postponement or adjournment of the Special Meeting from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt Proposal No. 1 or establish a quorum.

Only holders of our common stock of record at the close of business on June 28, 2023 will be entitled to vote and participate at the Special Meeting and any postponements, adjournments or continuations thereof. A list of stockholders will be available at our offices at 1400 Lavaca Street, Austin, TX 78701 for a period of at least 10 days prior to the Special Meeting and will also be available at the Special Meeting.
Important Notice Regarding the Availability of Proxy Materials for the Special Stockholder Meeting to Be Held on August 21, 2023: The Special Meeting Proxy Statement is available at https://ir.digitalbrandsgroup.co/sec-filings
You are cordially invited to attend the Special Meeting. However, if you do not expect to attend or if you plan to attend but desire the proxy holders to vote your shares, please promptly date and sign your proxy card and return it in the enclosed postage paid envelope or you may also instruct the voting of your shares over the Internet or by telephone by following the instructions on your proxy card. Voting by written proxy, over the Internet, or by telephone will not affect your right to vote in person in the event you find it convenient to attend.
If you have any questions or need assistance voting your shares, please contact our proxy solicitor:
Kingsdale Advisors
745 Fifth Avenue, 5th Floor
New York, NY 10151
North American Toll Free Phone: 1-855-476-7861
If Calling From Within the United States: 1-646-741-7909
Email: contactus@kingsdaleadvisors.com
By order of the Board of Directors
Dated: July 20, 2023 Austin, Texas	/s/ John Hilburn Davis IV John Hilburn Davis IV President and Chief Executive Officer

DIGITAL BRANDS GROUP, INC.
1400 Lavaca Street
Austin, TX 78701
PROXY STATEMENT
FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON
AUGUST 21, 2023 AT 9:30 A.M. (EASTERN DAYLIGHT TIME)
This proxy statement is being furnished by Digital Brands Group Inc., a Delaware corporation (the “Company”), in connection with the Special Meeting of stockholders to be held on August 21, 2023, at 9:30 a.m. (Eastern Daylight Time), at the executive offices of the Company located at 1400 Lavaca Street, Austin, TX 78701 (the “Special Meeting”). We anticipate that this proxy statement and the form of proxy relating to our Special Meeting will be mailed to our stockholders commencing on or about July 25, 2023.
The purpose of the Special Meeting is to seek stockholder approval of the following Proposals:
1.
Proposal No.1:   To approve the amendment of the Company’s Sixth Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s outstanding common stock at an exchange ratio between 1-for-2.5 to 1-for-50, as determined by the Company’s Board of Directors (the “Reverse Stock Split Proposal”); and

2.
Proposal No.2:   The postponement or adjournment of the Special Meeting from time to time, to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt Proposal No. 1 or establish a quorum (the “Adjournment Proposal”).

Internet Availability of Proxy Materials
Pursuant to rules adopted by the Securities and Exchange Commission (“SEC”), we are providing access to our proxy materials over the Internet. This proxy statement is also available at https://ir.digitalbrandsgroup.co/sec-filings.
Solicitation of Proxies
Our board of directors (“Board”) is soliciting the enclosed proxy. We will bear the cost of this solicitation of proxies. Solicitations will be made by mail. We have retained Kingsdale Advisors to assist in the solicitation of proxies for a fee of $12,000, plus reimbursement of related expenses. In addition to solicitation by mail and by Kingsdale Advisors, our directors, officers and employees may solicit proxies on behalf of the Company, without additional compensation, by telephone, facsimile, mail, on the Internet or in person. We may reimburse banks, brokerage firms, other custodians, nominees, and fiduciaries for reasonable expenses incurred in sending proxy materials to beneficial owners of our stock.
How to participate in and vote at the meeting
Registered stockholders and duly appointed proxyholders may connect to the audiocast meeting by dialing one of the telephone numbers below where you can participate and vote during the meeting live audiocast:
Participant Dial-In Numbers: 866-605-1828 or 201-389-0846
If you are a stockholder who owns shares through a broker and you intend to vote at the Special Meeting, you must obtain a legal proxy from the bank, broker or other holder of record of your shares to be entitled to vote those shares virtually at the Special Meeting.
You will not be able to attend the Special Meeting physically. The audiocast provides our stockholders rights and opportunities equivalent to an in-person meeting of stockholders. If you encounter any technical difficulties with the virtual meeting platform on the meeting day, please call Event Tech Support: 201-689-7835 or 877-407-0626.

Even if you plan to attend the Special Meeting, we recommend that you also vote by proxy as described below so that your vote will be counted if you later decide not to participate in the Special Meeting.
How to vote without participating in the Special Meeting
Your vote is important. If you hold your shares as a record holder, your shares can be voted at the Special Meeting only if you are present virtually at the Special Meeting or your shares are represented by proxy. Even if you plan to attend the Special Meeting, we urge you to vote by proxy in advance. You may vote your shares by using one of the following methods:
1.
By mail. You may vote by mail by marking your proxy card, and then date, sign and return it in the postage-paid envelope provided; or

2.
By Internet. You may vote electronically by accessing the website located at http://www.vstocktransfer.com/proxy and following the on-screen instructions; or

3.
By Fax. You may vote by fax by marking your proxy card, and then date, sign and return it to (646) 536-3179; or

4.
By Email. you may vote by e-mail by marking your proxy card, and then date, sign and return it to vote@vstocktransfer.com.

Please have your proxy card in hand when going online. If you instruct the voting of your shares electronically, you do not need to return your proxy card.
If you hold your shares beneficially in “street name” through a nominee (such as a bank or stock broker), then the proxy materials are being forwarded to you by the nominee and you may be able to vote by the Internet as well as by mail, fax and e-mail based on the instructions you receive from your nominee. You should follow the instructions you receive from your nominee to vote these shares in accordance with the voting instructions you receive from your broker, bank or other nominee.
Record Date, Voting; Quorum
Record Date, Voting
Only holders of record of our common stock, par value $0.0001 per share (“Common Stock”), Series A convertible preferred stock, par value $0.0001 (“Series A Convertible Preferred Stock”), and Series C convertible preferred stock, par value $0.0001 (“Series C Convertible Preferred Stock”) at the close of business on June 28, 2023 (the “Record Date”) are entitled to notice of and to vote at the Special Meeting and any postponements or adjournments thereof. The holder of our Series B preferred stock, par value $0.0001 per share (“Series B Preferred Stock”), at the close of business on the Record Date is also entitled to vote on Proposal No.1 — see the subsection entitled “Series B Preferred Stock” below for more information on the rights of the Series B Preferred Stock and effect of its vote on the Reverse Stock Split Proposal. Stockholders may not cumulate their votes.
As of the Record Date, the following shares were issued and outstanding with the number of votes indicated:
Class	Number of Shares	Votes/Share	Number of Votes
Common Stock	7,927,549	One / share	7,927,549
Series A Convertible Preferred Stock	6,300	One / share (voting on an as-converted basis)	677,419(1)
Series B Preferred Stock	1	250,000,000 /share only on Reverse Stock Split Proposal	250,000,000 votes only on Reverse Stock Split Proposal
Series C Convertible Preferred Stock	5,761	One / share (voting on an as-converted basis)	8,034,867(2)

(1)
Number of votes for the Series A Convertible Preferred Stock are based on a fixed conversion price of $9.30 per share as of the Record Date.

(2)
Number of votes for the Series C Convertible Preferred Stock are based on a fixed conversion price of $0.717 per share as of the Record Date.

Common Stock.   Holders of our Common Stock are entitled to one vote for each share of Common Stock.
Series A Convertible Preferred Stock.   Holders of our Series A Convertible Preferred Stock are entitled to the number of votes equal to the number of shares of Common Stock into which such stockholder’s shares of Series A Convertible Preferred Stock could have been converted on the Record Date. This number is obtained by dividing the stated value of the Series A Convertible Preferred Stock ($1,000.00) by the conversion price in effect on the Record Date at $9.30 per share.
Series B Preferred Stock.   As of the Record Date, one (1) share of the Company’s Series B Preferred Stock was issued and outstanding. The Series B Preferred Stock was created and issued solely for the purpose of voting on the Reverse Stock Split Proposal. Under the current General Corporation Law of the State of Delaware (“DGCL”), approval of the Reverse Stock Split Proposal requires the approval of holders of a majority of the outstanding stock of the Company entitled to vote thereon and, to the extent applicable, by holders of a majority of the outstanding stock of each class of stock entitled to vote as a separate class. The Series B Preferred Stock was issued to address the increasing challenge faced by many corporations in obtaining stockholder approval by a majority of outstanding shares for a reverse stock split, given that many outstanding shares of public companies are held by brokers and other record holders in “street name.” Recently, several large brokerage firms have eliminated discretionary voting, which has the effect of decreasing the number of shares represented at stockholder meetings. As a result, public companies with significant retail stockholders are finding it difficult to establish a quorum. Without broker discretionary voting, routine proposals, such as the Reverse Stock Split Proposal, despite being approved by the holders of a majority of shares actually voted, frequently fail due to the higher majority of outstanding shares voting threshold.
The Series B Preferred Stock was issued solely for purposes of assisting the Company in obtaining the majority of outstanding vote requirement needed to approve the Reverse Stock Split Approval. The Series B Preferred Stock in general has no voting rights other than the right to vote on the Reverse Stock Split Proposal. The share of Series B Preferred Stock outstanding on the Record Date is entitled to 250,000,000 votes on the Reverse Stock Split Proposal, and if the share of Series B Preferred Stock is voted with regard to the Reverse Stock Split Proposal, then the share of Series B Preferred Stock will be voted, without further action by the holder, in the same proportion as the aggregate shares of Common Stock, Series A Convertible Preferred Stock and Series C Convertible Preferred Stock (excluding any shares of Common Stock, Series A Convertible Preferred Stock and Series C Convertible Preferred Stock that are not voted), are voted on the Reverse Stock Split Proposal.
The Series B Preferred Stock is not a traditional super majority voting stock, but rather a “mirror preferred” stock, which means that the holder of the share of Series B Preferred Stock does not have discretion to vote other than in accordance with the vote of the other Company stockholders at the Special Meeting. For example, if 70% of the aggregate votes cast by Common Stock and Series A and Series C Convertible Preferred Stock voting on the Reverse Stock Split Proposal are voted in favor of the proposal and 30% of the aggregate votes cast by Common Stock and Series A and Series C Convertible Preferred Stock voting on the Reverse Stock Split Proposal are voted against such proposal, then 70% of the votes entitled to be cast by Series B Preferred Stock, or 175,000,000, will be cast in favor of such proposal and 30%, or 75,000,000, of such votes will be cast against such proposal. In contrast, if 70% of the aggregate votes cast are voted against the Reverse Stock Split Proposal and 30% are voted in favor of the proposal, then 70% of the votes entitled to be cast by the Series B Preferred Stock, or 175,000,000, will be cast against such proposal and 30%, or 75,000,000, of such votes will be cast for such proposal.
The outstanding share of Series B Preferred Stock will be redeemed in whole, but not in part, at any time: (i) if such redemption is ordered by the Board in its sole discretion or (ii) automatically upon the approval of Proposal No. 1.

Since the Series B Preferred Stock will mirror only votes cast, abstentions and broker non-votes will not have any effect on the votes cast by the holders of the Series B Preferred Stock on the Reverse Stock Split Proposal. The Company intends to ask the inspector of elections to perform a separate tabulation to determine if the Reverse Stock Split Proposal would have been approved and adopted if the Series B Preferred Stock was excluded from the stock entitled to vote thereon. If the Series B Preferred Stock was excluded from the stock entitled to vote on the Reverse Stock Split Proposal, this proposal would require approval by the affirmative vote of a majority of the voting power of all outstanding shares of our stock entitled to vote thereon, all voting together1 (the “Alternative Vote”). In performing the tabulation of the Alternative Vote, abstentions and broker non-votes would have the same effect as a vote against the Alternative Vote. If the Alternative Vote is favorable, then the Reverse Stock Split Proposal will be approved even without considering the votes cast by the holders of the Series B Preferred Stock.
Series C Convertible Preferred Stock.   Holders of our Series C Convertible Preferred Stock are entitled to the number of votes equal to the number of shares of Common Stock into which such stockholder’s shares of Series C Convertible Preferred Stock could have been converted on the Record Date. This number is obtained by dividing the stated value of the Series C Convertible Preferred Stock ($1,000.00) by the conversion price in effect on the Record Date at $0.717 per share.
Quorum
The presence, virtually via the live audiocast or by proxy, of holders of at least 331∕3% of our outstanding capital stock entitled to vote at the Special Meeting will constitute a quorum for the transaction of business at the Special Meeting. Abstentions and broker non-votes will be considered present and entitled to vote for the purpose of determining the presence of a quorum. If a quorum is not present at the Special Meeting, we expect that the meeting will be adjourned or postponed to solicit additional proxies. Your shares will be counted towards the quorum only if you submit a valid proxy or vote virtually via the live audiocast at the Special Meeting.
Counting of Votes
If a proxy in the accompanying form is duly executed and returned, the shares represented by the proxy will be voted as directed. All properly executed proxies delivered pursuant to this solicitation, and not revoked, will be voted at the Special Meeting in accordance with the directions given. If you sign and return your proxy card without giving specific voting instructions, your shares will be voted as follows:
1.
FOR approval the amendment of the Company’s Sixth Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s outstanding common stock at an exchange ratio between 1-for-2.5 to 1-for-50, as determined by the Company’s Board of Directors; and

2.
FOR approval of the postponement or adjournment of the Special Meeting by the chairman thereof to a later date, if necessary, under certain circumstances, including for the purpose of soliciting additional proxies in favor of the foregoing Proposal, in the event the Company does not receive the requisite stockholder vote to approve the Proposal.

Representatives of our transfer agent will assist us in the tabulation of the votes.
Abstentions and Broker Non-Votes
An abstention is (i) the voluntary act of not voting by a stockholder who is present at a meeting and entitled to vote, or (ii) selecting, or authorizing a proxy holder to select, “abstain” with respect to a proposal

1
As described further below under the “Vote Required” section of Proposal No.1, on July 17, 2023, the governor of the State of Delaware signed certain amendments to DGCL into law. The amendments will become effective on August 1, 2023. As such, this proposal would require votes cast for such proposal exceed the votes cast against such proposal and that holders of shares of Common Stock, Series A Convertible Preferred Stock (voting on an as-converted to Common Stock basis) and Series C Convertible Preferred Stock (voting on an as-converted to Common Stock basis) are entitled to cast votes on Proposal No.1 and abstentions and broker non-votes (if any) will have no effect on the approval of the proposal.

on a ballot submitted at the meeting. A broker “non-vote” occurs when a proxy submitted by a broker that does not indicate a vote for some or all of the proposals because the broker does not have discretionary voting authority on certain types of proposals that are non-routine matters and has not received instructions from its customer regarding how to vote on a particular proposal. Brokers that hold shares of common stock in “street name” for customers that are the beneficial owners of those shares may generally vote on routine matters. However, brokers generally do not have discretionary voting power (i.e., they cannot vote) on non-routine matters without specific instructions from their customers. Proposals are determined to be routine or non-routine matters based on the rules of the various regional and national exchanges of which the brokerage firm is a member.
Refer to each proposal for a discussion of the effect of abstentions and broker non-votes.
Revocability of Proxy
Any proxy given may be revoked at any time prior to its exercise by notifying the Secretary of Digital Brands Group, Inc. in writing of such revocation, by duly executing and delivering another proxy bearing a later date (including an electronic vote), or by attending the Special Meeting and voting virtually via the live audiocast.
Interest of Executive Officers and Directors
None of the Company’s executive officers or directors has any interest, except to the extent of their ownership of shares of our Common Stock or securities exercisable or convertible into share of Common Stock, in any of the matters to be acted upon at the Special Meeting.
Householding
“Householding” is a program, approved by the SEC, which allows companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports by delivering only one package of stockholder proxy materials to any household at which two or more stockholders reside. If you and other residents at your mailing address own shares of our common stock in street name, your broker or bank may have notified you that your household will receive only one copy of our proxy materials. Once you have received notice from your broker that they will be “householding” materials to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account. If you hold shares of our common stock in your own name as a holder of record, “householding” will not apply to your shares.
Postponement or Adjournment of Meeting
If a quorum is not present or represented, our bylaws permit the stockholders present in person or represented by proxy to adjourn the Special Meeting, without notice other than announcement at the meeting, until a quorum shall be present or represented. We may also adjourn to another time or place (whether or not a quorum is present). Notice need not be given of the adjourned meeting if the time, place, if any, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present virtually via the live audiocast and vote at such meeting, are announced or are displayed at the Special Meeting at which the adjournment is taken. At the adjourned meeting, the Company may transact any business which might have been transacted at the Special Meeting. If the adjournment is for more than 30 days, or after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting.

PROPOSAL NO. 1
APPROVAL OF AN AMENDMENT OF THE COMPANY’S SIXTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY’S OUTSTANDING COMMON STOCK AT AN EXCHANGE RATIO BETWEEN 1 FOR 2.5 TO 1 FOR 50, AS DETERMINED BY THE COMPANY’S BOARD OF DIRECTORS
General
Our Board of Directors has approved an amendment to our certificate of incorporation, which would effect a reverse stock split, of all issued and outstanding shares of our Common Stock, at a ratio ranging from 1-for-2.5 to 1-for-50 (the “Reverse Stock Split”). Our Board of Directors has recommended that these proposed amendment be presented to our stockholders for approval. Our stockholders are being asked to approve the proposed amendment pursuant to Proposal No. 1 to effect a Reverse Stock Split of the issued and outstanding shares of Common Stock. Accordingly, effecting a Reverse Stock Split would reduce the number of outstanding shares of Common Stock.
Our Board of Directors has adopted and is recommending that our stockholders approve an amendment to our certificate of incorporation to effect a Reverse Stock Split. The text of the proposed form of Certificate of Amendment to our Sixth Amended and Restated Certificate of Incorporation, which we refer to as the “Certificate of Amendment”, is attached hereto as Appendix A.
We are proposing that our Board of Directors have the discretion to select the Reverse Stock Split ratio from within a range between and including 1-for-2.5 to 1-for-50, rather than proposing that stockholders approve a specific ratio at this time, in order to give our Board of Directors the flexibility to implement a Reverse Stock Split at a ratio that reflects the Board’s then-current assessment of the factors described below under “Criteria to be Used for Determining the Reverse Stock Split Ratio to Implement.” If Proposal No. 1 is approved, we will file the Certificate of Amendment with the Secretary of State of the State of Delaware and the Reverse Stock Split will be effective at 5:00 p.m., Eastern time, on the date of filing of the Certificate of Amendment with the office of the Secretary of State of the State of Delaware, or such later date as is chosen by the Board of Directors and set forth in the Certificate of Amendment. Except for adjustments that may result from the treatment of fractional shares as described below, each of our stockholders will hold the same percentage of our outstanding Common Stock immediately following the Reverse Stock Split as such stockholder holds immediately prior to the Reverse Stock Split.
To maintain our listing on The Nasdaq Capital Market.   On May 23, 2023, the Company received a letter (the “Delisting Letter”) from the Nasdaq Listing Qualifications department (the “Staff”) indicating that, based upon the Company’s non-compliance with Nasdaq Listing Rule 5550(b)(2)(A) (the “Equity Rule”) as of March 31, 2023, as demonstrated in Company’s Quarterly Report on Form 10-Q filed on May 22, 2023, the Company’s securities were subject to delisting from Nasdaq unless the Company timely requested a hearing before the Nasdaq Hearings Panel (the “Panel”). The Company timely requested a hearing before the Panel, which request stayed any further action by Nasdaq at least pending a hearing before the Panel and the expiration of any extension that the Panel may grant to the Company following the hearing. At the hearing, the Company will present its plan for regaining and sustaining compliance with all applicable requirements for continued listing on The Nasdaq Capital Market, including the Equity Rule. While the Panel has the authority to grant the Company up to 180 calendar days from the date of the Letter, there can be no assurance that the Panel will grant the Company any additional time or that the Company will be able to evidence compliance with all applicable listing criteria within any extension period that may be granted to the Company by the Panel.
Additionally, Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”) requires the Company to maintain a closing bid price of at least $1.00 per share. The Company’s Common Stock had closed below $1.00 per share since May 11, 2023. In the event the bid price for the Company’s common stock is to close below the $1.00 per share threshold for 30 consecutive business days, the Company will be notified by Nasdaq that it no longer satisfies the Bid Price Rule and that, in accordance with the Nasdaq Listing Rules, the Company will be granted a period of 180 calendar days from the notice date to regain compliance with the Bid Price Rule. As such, the Board of Directors believes that it is prudent to seek stockholder approval for the Reverse Stock Split, which the Company may or may not implement depending on the closing bid price for its Common Stock.

The Board of Directors has considered the potential harm to us and our stockholders if Nasdaq delists our Common Stock from Nasdaq. Delisting could adversely affect the liquidity of our Common Stock since alternatives, such as the OTC Bulletin Board and the pink sheets, are generally considered to be less efficient markets. An investor likely would find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our Common Stock on an over-the-counter market. Many investors likely would not buy or sell our Common Stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange or for other reasons.
To potentially improve the marketability and liquidity of our Common Stock.   Our Board of Directors believes that the increased market price of our Common Stock expected as a result of implementing a Reverse Stock Split could improve the marketability and liquidity of our Common Stock and encourage interest and trading in our Common Stock.
•
Stock Price Requirements:   We understand that many brokerage houses, institutional investors and funds have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers or by restricting or limiting the ability to purchase such stocks on margin. Additionally, a Reverse Stock Split could help increase analyst and broker interest in our Common Stock as their internal policies might discourage them from following or recommending companies with low stock prices.

•
Stock Price Volatility:   Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may make the processing of trades in low-priced stocks economically unattractive to brokers.

•
Transaction Costs:   Investors may be dissuaded from purchasing stocks below certain prices because brokers’ commissions, as a percentage of the total transaction value, can be higher for low-priced stocks.

Criteria to be Used for Determining the Reverse Stock Split Ratio to Implement
In determining which Reverse Stock Split ratio to implement, if any, following receipt of stockholder approval of Proposal No. 1, our Board of Directors may consider, among other things, various factors, such as:
•
The historical trading price and trading volume of our Common Stock;

•
The then-prevailing trading price and trading volume of our Common Stock tock and the expected impact of the Reverse Stock Split on the trading market for our Common Stock in the short- and long-term;

•
Our ability to maintain our listing on The Nasdaq Capital Market;

•
Which Reverse Stock Split ratio would result in the least administrative cost to us;

•
Prevailing general market and economic conditions; and

•
Whether and when our Board of Directors desires to have the additional authorized but unissued shares of Common Stock that will result from the implementation of a Reverse Stock Split available to provide the flexibility to use our Common Stock for business and/or financial purposes, as well as to accommodate the shares of our Common Stock to be authorized and reserved for future equity awards.

Certain Risks Associated with the Reverse Stock Split
Even if a reverse stock split is effected, some or all of the expected benefits discussed above may not be realized or maintained. The market price of our Common Stock will continue to be based, in part, on our performance and other factors unrelated to the number of shares outstanding. The Reverse Stock Split will reduce the number of outstanding shares of our Common Stock without reducing the number of shares of available but unissued Common Stock, which will also have the effect of increasing the number of shares of Common Stock available for issuance. The issuance of additional shares of our Common Stock may have a dilutive effect on the ownership of existing stockholders. The current economic environment in which we operate, the debt we carry, along with otherwise volatile equity market conditions, could limit our ability to raise new equity capital in the future.
While Nasdaq rules do not impose a specific limit on the number of times a listed company may effect a reverse stock split to maintain or regain compliance with the Bid Price Rule, Nasdaq has stated that a series of reverse stock splits may undermine investor confidence in securities listed on Nasdaq. Accordingly, Nasdaq may determine that it is not in the public interest to maintain our listing, even if we regain compliance with the Bid Price Rule as a result of the Reverse Stock Split. In addition, Nasdaq Listing Rule 5810(c)(3)(A)(iv) states that any listed company that fails to meet the Bid Price Rule after effecting one or more reverse stock splits over the prior two-year period with a cumulative ratio of 250 shares or more to one, then the company is not eligible for a Minimum Bid Price Rule Compliance Period. As a result, since the Company had effected an one-for-one hundred (1-for-100) reverse stock split of its Common Stock on November 3, 2022, if we effect the Reverse Stock Split at a ratio of more than 1-for-2.5 and subsequently fail to satisfy the Bid Price Rule, Nasdaq will begin the process of delisting our Common Stock without providing a Minimum Bid Price Rule Compliance Period.
Effects of Reverse Stock Split
After the effective date of the Reverse Stock Split, each stockholder will own a reduced number of shares of Common Stock. However, the Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company, except to the extent that the Reverse Stock Split results in any of our stockholders owning a fractional share as described below. Voting rights and other rights and preferences of the holders of our Common Stock will not be affected by a Reverse Stock Split (other than as a result of the payment of cash in lieu of fractional shares). For example, a holder of 2% of the voting power of the outstanding shares of our Common Stock immediately prior to a Reverse Stock Split would continue to hold 2% (assuming there is no impact as a result of the payment of cash in lieu of issuing fractional shares) of the voting power of the outstanding shares of our Common Stock immediately after such Reverse Stock Split. The number of stockholders of record will not be affected by a Reverse Stock Split (except to the extent that any stockholder holds only a fractional share interest and receives cash for such interest after such Reverse Stock Split).
The principal effects of a Reverse Stock Split will be that:
•
Depending on the Reverse Stock Split ratio selected by the Board of Directors, each 2.5 to 50 shares of our Common Stock owned by a stockholder will be combined into one new share of our Common Stock;

•
No fractional shares of Common Stock will be issued in connection with the Reverse Stock Split; instead, holders of Common Stock who would otherwise receive a fractional share of Common Stock pursuant to the Reverse Stock Split will receive cash in lieu of the fractional share as explained more fully below;

•
The total number of authorized shares of our Common Stock will remain at 1,000,000,000;

•
The total number of authorized shares of our preferred stock will remain at 10,000,000;

•
Based upon the Reverse Stock Split ratio selected by the Board of Directors, proportionate adjustments will be made to the per share exercise price and/or the number of shares issuable upon the exercise or vesting of all then outstanding stock options, restricted stock units and warrants, which will result in a proportional decrease in the number of shares of Common Stock reserved for issuance upon exercise or vesting of such stock options, restricted stock units and warrants, and, in the case of stock options and warrants, a proportional increase in the exercise price of all such stock options and warrants;

•
Based upon the Reverse Stock Split ratio selected by the Board of Directors, proportionate adjustments will be made to the per share conversion price of the Series A Convertible Preferred Stock, the Series C Convertible Preferred Stock (together the “Preferred Stock”) and/or the number of Common Stock issuable upon the conversion of then outstanding shares of Preferred Stock, which will result in a proportional decrease in the number of shares of Common Stock reserved for issuance upon exercise of such Preferred Stock and a proportional increase in the conversion price of all such Preferred Stocks; and
•
The number of shares then reserved for issuance under our equity compensation plans will be reduced proportionately based upon the Reverse Stock Split ratio selected by the Board of Directors.

After the effective date of the Reverse Stock Split, our Common Stock would have a new committee on uniform securities identification procedures, or CUSIP number, a number used to identify our Common Stock.
Our Common Stock is currently registered under Section 12(b) of the Securities Exchange Act, and we are subject to the periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The implementation of any proposed Reverse Stock Split will not affect the registration of our Common Stock under the Exchange Act. Our Common Stock would continue to be listed on The Nasdaq Capital Market under the symbol “DBGI” immediately following the Reverse Stock Split, although it is likely that Nasdaq would add the letter “D” to the end of the trading symbol for a period of twenty trading days after the effective date of the Reverse Stock Split to indicate that the Reverse Stock Split had occurred.
Effective Date
The proposed Reverse Stock Split would become effective at 5:00 p.m., Eastern time, on the date of filing of a Certificate of Amendment with the office of the Secretary of State of the State of Delaware, or such later date as is chosen by the Board of Directors and set forth in the Certificate of Amendment, which date we refer to in this Proposal No. 1 as the Reverse Split Effective Date. Except as explained below with respect to fractional shares, effective as of 5:00 p.m., Eastern time, on the Reverse Split Effective Date, shares of Common Stock issued and outstanding immediately prior thereto will be combined, automatically and without any action on the part of us or our stockholders, into a lesser number of new shares of our Common Stock in accordance with the Reverse Stock Split ratio determined by our Board of Directors within the limits set forth in this Proposal No. 1.
Cash Payment In Lieu of Fractional Shares
No fractional shares of Common Stock will be issued as a result of the Reverse Stock Split. Instead, in lieu of any fractional shares to which a stockholder of record would otherwise be entitled as a result of the Reverse Stock Split, we will pay cash (without interest) equal to such fraction multiplied by the average of the closing sales prices of the Common Stock on The Nasdaq Capital Market during regular trading hours for the five consecutive trading days immediately preceding the Reverse Split Effective Date (with such average closing sales prices being adjusted to give effect to the Reverse Stock Split). After the Reverse Stock Split, a stockholder otherwise entitled to a fractional interest will not have any voting, dividend or other rights with respect to such fractional interest except to receive payment as described above.
As of June 28, 2023, the Record Date, there were 1,869 stockholders of record of our Common Stock. Upon stockholder approval of this Proposal No. 1, and upon effectiveness of the Certificate of Amendment effecting the Reverse Stock Split, stockholders owning, prior to the Reverse Stock Split, less than the number of whole shares of Common Stock that will be combined into one share of Common Stock in the Reverse Stock Split would no longer be stockholders. For example, if a stockholder held 50 shares of Common Stock immediately prior to the Reverse Stock Split and the Reverse Stock Split ratio selected by the Board was 1-for-50, then such stockholder would cease to be a stockholder of the Company following the Reverse Stock Split and would not have any voting, dividend or other rights except to receive payment for the fractional share as described above. Based on our stockholders of record as of June 28, 2023, and assuming a Reverse Stock Split ratio of 1-for-50, we expect that cashing out fractional stockholders would not reduce the number of stockholders of record. In addition, we do not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Record and Beneficial Stockholders
If this Proposal No. 1 is approved by our stockholders, and upon effectiveness of the Certificate of Amendment effecting the Reverse Stock Split, stockholders of record as of the record date holding all of their shares of our Common Stock electronically in book-entry form under the direct registration system for securities will be automatically exchanged by the exchange agent and will receive a transaction statement at their address of record indicating the number of new post-split shares of our Common Stock they hold after the Reverse Stock Split along with payment in lieu of any fractional shares. Non-registered stockholders holding Common Stock through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the Reverse Stock Split and making payment for fractional shares than those that would be put in place by us for registered stockholders. If you hold your shares with such a bank, broker or other nominee and if you have questions in this regard, you are encouraged to contact your nominee.
If this Proposal No. 1 is approved by our stockholders and, upon effectiveness of the Certificate of Amendment effecting the Reverse Stock Split, stockholders of record holding some or all of their shares in certificate form will receive a letter of transmittal from the Company or its exchange agent, as soon as practicable after the Reverse Split Effective Date. Our transfer agent is expected to act as “exchange agent” for the purpose of implementing the exchange of stock certificates. Holders of pre-Reverse Stock Split shares will be asked to surrender to the exchange agent certificates representing pre-Reverse Stock Split shares in exchange for post-Reverse Stock Split shares and payment in lieu of fractional shares (if any) in accordance with the procedures to be set forth in the letter of transmittal. No new post-Reverse Stock Split share certificates will be issued. The Post-Reverse Stock Split shares will be issued in book entry form. Post-Reverse Stock Split book entry shares will only be issued to a stockholder once such stockholder has surrendered such stockholder’s outstanding certificate(s).
STOCKHOLDERS SHOULD NOT DESTROY ANY PRE-SPLIT STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL THEY ARE REQUESTED TO DO SO.
Accounting Consequences
The par value per share of our Common Stock would remain unchanged at $0.0001 per share after the Reverse Stock Split. As a result, on the Reverse Stock Split Effective Date, the stated capital on our balance sheet attributable to the Common Stock would be reduced proportionally, based on the actual Reverse Stock Split ratio, from its present amount, and the additional paid-in capital account would be credited with the amount by which the stated capital would be reduced. The net income or loss per share of Common Stock would be increased because there would be fewer shares of Common Stock outstanding. Additionally, as of the Reverse Stock Split Effective Date, stock options will adjust and proportionately decrease the number of shares of Common Stock subject to, and adjust and proportionately increase the exercise price of, all stock options to acquire Common Stock. The Reverse Stock Split would be reflected retroactively in certain of our consolidated financial statements. We do not anticipate that any other accounting consequences would arise as a result of the Reverse Stock Split.
Potential Anti-Takeover Effect
Even though the proposed Reverse Stock Split would result in an increased proportion of unissued authorized shares to issued shares, which could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board or contemplating a tender offer or other transaction for the combination of us with another company), the Reverse Stock Split is not being proposed in response to any effort of which we are aware to accumulate shares of our common stock or obtain control of us, nor is it part of a plan by management to recommend a series of similar amendments to the Board and our stockholders.
No Appraisal Rights
Our stockholders are not entitled to dissenters’ or appraisal rights under the General Corporation Law of the State of Delaware with respect to the proposed amendment to our Sixth Amended and Restated Certificate of Incorporation to effect a Reverse Stock Split.

Material U.S. Federal Income Tax Considerations of the Reverse Stock Split
The following discussion summarizes certain material U.S. federal income tax considerations of the Reverse Stock Split that would be expected to apply generally to U.S. Holders (as defined below) of our Common Stock. This summary is based upon current provisions of the Internal Revenue Code of 1986, as amended, or the Code, existing Treasury Regulations under the Code and current administrative rulings and court decisions, all of which are subject to change or different interpretation. Any change, which may or may not be retroactive, could alter the tax consequences to us or our stockholders as described in this summary. No ruling from the U.S. Internal Revenue Service, or the IRS, has been or will be requested in connection with the Reverse Stock Split and there can be no assurance that the IRS will not challenge the statements and conclusions set forth below or a court would not sustain any such challenge.
No attempt has been made to comment on all U.S. federal income tax consequences of the Reverse Stock Split that may be relevant to particular U.S. Holders, including holders: (i) who are subject to special tax rules such as dealers, brokers and traders in securities, mutual funds, regulated investment companies, real estate investment trusts, insurance companies, banks or other financial institutions or tax-exempt entities; (ii) who acquired their shares in connection with stock options, stock purchase plans or other compensatory transactions; (iii) who hold their shares as a hedge or as part of a hedging, straddle, “conversion transaction”, “synthetic security”, integrated investment or any risk reduction strategy; (iv) who are partnerships, limited liability companies that are not treated as corporations for U.S. federal income tax purposes, S corporations, or other pass-through entities or investors in such pass-through entities; (v) who do not hold their shares as capital assets for U.S. federal income tax purposes (generally, property held for investment within the meaning of Section 1221 of the Code); (vi) who hold their shares through individual retirement or other tax-deferred accounts; or (vii) who have a functional currency for United States federal income tax purposes other than the U.S. dollar.
In addition, the following discussion does not address state, local or foreign tax consequences of the Reverse Stock Split, the Medicare tax on net investment income, U.S. federal estate and gift tax, the alternative minimum tax, the rules regarding qualified small business stock within the meaning of Section 1202 of the Code, or any other aspect of any U.S. federal tax other than the income tax. The discussion assumes that for U.S. federal income tax purposes the Reverse Stock Split will not be integrated or otherwise treated as part of a unified transaction with any other transaction. Furthermore, the following discussion does not address the tax consequences of transactions effectuated before, after or at the same time as the Reverse Stock Split, whether or not they are in connection with the Reverse Stock Split.
For purposes of this discussion, a U.S. Holder means a beneficial owner of our Common Stock who is: (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States or any subdivision thereof; (iii) an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or (iv) a trust (other than a grantor trust) if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (B) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.
HOLDERS OF OUR COMMON STOCK ARE ADVISED AND EXPECTED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN LIGHT OF THEIR PERSONAL CIRCUMSTANCES AND THE CONSEQUENCES OF THE REVERSE STOCK SPLIT UNDER STATE, LOCAL AND FOREIGN TAX LAWS.
Tax Consequences of the Reverse Stock Split
•
The Reverse Stock Split is intended to be treated as a tax deferred “recapitalization” for U.S. federal income tax purposes. The remainder of the discussion assumes the Reverse Stock Split will qualify as a recapitalization.

•
No gain or loss will be recognized by us as a result of the Reverse Stock Split.

•
A U.S. Holder who receives solely a reduced number of shares of Common Stock pursuant to the Reverse Stock Split will generally recognize no gain or loss. A U.S. Holder who receives cash in lieu of a fractional share interest will generally recognize gain or loss equal to the difference between (i) the portion of the tax basis of the pre-Reverse Stock Split shares allocated to the fractional share interest and (ii) the cash received.

•
A U.S. Holder’s basis in the U.S. Holder’s post-Reverse Stock Split shares will be equal to the aggregate tax basis of such U.S. Holder’s pre-Reverse Stock Split shares decreased by the amount of any basis allocated to any fractional share interest for which cash is received.

•
The holding period of our stock received in the Reverse Stock Split will include the holding period of the pre-Reverse Stock Split shares exchanged.

•
For purposes of the above discussion of the basis and holding periods for shares of the stock received in the Reverse Stock Split, U.S. Holders who acquired different blocks of our stock at different times for different prices must calculate their basis, gains and losses, and holding periods separately for each identifiable block of such stock exchanged, converted, canceled or received in the Reverse Stock Split. U.S. Holders who acquired different blocks of our stock at different times for different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

•
Any gain or loss recognized by a U.S. Holder as a result of the Reverse Stock Split will generally be a capital gain or loss and will be long term capital gain or loss if the U.S. Holder’s holding period for the shares of our stock exchanged is more than one year.

•
Certain U.S. Holders may be required to attach a statement to their tax returns for the year in which the Reverse Stock Split is consummated that contains the information listed in applicable Treasury Regulations. U.S. Holders are urged to consult their own tax advisors with respect to the applicable reporting requirements.

•
Any cash payments for fractional shares made to U.S. Holders in connection with the Reverse Stock Split may be subject to backup withholding on a U.S. Holder’s receipt of cash, unless such U.S. Holder furnishes a correct taxpayer identification number and certifies that such U.S. Holder is not subject to backup withholding or such U.S. Holder is otherwise exempt from backup withholding. In the event any amount is withheld under the backup withholding rules, the U.S. Holder should consult with its own tax advisors as to whether the U.S. Holder is entitled to any credit, refund or other benefit with respect to such backup withholding and the procedures for obtaining such credit, refund or other benefit.

Possible Effects of Disapproval of this Proposal
If this Proposal No. 1 is not approved by our stockholders, it may be difficult to for us to maintain compliance with the Bid Price Rule and to maintain our listing on the Nasdaq Capital Market which would have a material adverse effect on our ability to raise additional funds. Our ability to successfully implement our business plans and ultimately generate value for our stockholders is dependent on our ability to maximize capital raising opportunities. If we were unsuccessful in raising additional capital, we would be required to curtail our plans to expand our manufacturing and sales capabilities and instead reduce operating expenses, dispose of assets, as well as seek extended terms on our obligations, the effect of which would adversely impact future operating results.
Reservation of Right to Abandon Reverse Stock Split
The Board of Directors reserves the right to abandon the Reverse Stock Split without further action by our stockholders at any time before the effectiveness of the filing with the Secretary of State of the State of Delaware of the Certificate of Amendment, even if the authority to effect the Reverse Stock Split has been approved by our stockholders at the Special Meeting.
Vote Required; Board of Directors Recommendation
You may vote in favor of or against this proposal or you may abstain from voting. Approval of the Reverse Stock Split Proposal will require the affirmative vote of a majority of the voting power of the outstanding shares of our Common Stock, Series A Convertible Preferred Stock (voting on an as-converted to Common Stock basis), Series C Convertible Preferred Stock (voting on an as-converted to Common Stock basis) and the share of Series B Preferred Stock, entitled to vote thereon, all voting together as a single class. The one outstanding share of Series B Preferred Stock has 250,000,000 votes on the Reverse Stock Split Proposal, provided, that such votes must be counted by the Company in the same proportion as the aggregate shares are voted on this proposal, without regard to abstentions or broker non-votes. If stockholders do not specify the manner in which their shares represented by a validly executed proxy solicited by the Board are to be voted on this proposal, such shares will be voted in favor of the approval of the Reverse Stock Split Proposal.
Proposal No. 1 is a routine matter. If you own shares through a bank, broker or other holder of record, those shares may be voted on Proposal No. 1 by such bank, broker or other holder of record without your instructions. Accordingly, the Company does not anticipate that there will be broker non-votes on this proposal. If the Series B Preferred Stock was not issued and outstanding, then abstentions and broker non-votes would have the same effect as a vote against the Reverse Stock Split Proposal. However, since the Series B Preferred Stock will mirror only votes cast, abstentions and broker non-votes will not have any effect on the votes cast by the holders of the Series B Preferred Stock on the Reverse Stock Split Proposal. The Company intends to ask the inspector of elections to perform a separate tabulation to determine if the Reverse Stock Split Proposal would have been approved and adopted if the Series B Preferred Stock was excluded from the stock entitled to vote thereon. If the Series B Preferred Stock was excluded from the stock entitled to vote on the Reverse Stock Split Proposal, this proposal would require approval by the affirmative vote of a majority of the voting power of all outstanding shares of our stock entitled to vote thereon, all voting together (the “Alternative Vote”). In performing the tabulation of the Alternative Vote, abstentions and broker non-votes would have the same effect as a vote against the Alternative Vote. If the Alternative Vote is favorable, then the Reverse Stock Split Proposal will be approved even without considering the votes cast by the holders of the Series B Preferred Stock. Abstentions and broker non-votes will be considered present for the purpose of determining the presence of a quorum.
Proposed Amendments to Delaware Law
The Delaware state legislature has proposed amendments to the Delaware General Corporation Law (the “DGCL”) that would change the required stockholder vote applicable to the adoption of amendments to effect a reverse stock split of a class of stock that is listed on a national securities exchange, provided that such shares meet the listing requirement of such national securities exchange relating to the minimum number of holders immediately after such amendment becomes effective. The Delaware Senate passed the proposed DGCL amendments on May 16, 2023 and on June 30, 2023 the Delaware House of Representatives adopted such amendments to the DGCL. On July 17, 2023 the governor of the State of Delaware signed the DGCL amendments into law. The amendments will become effective on August 1, 2023. As such, the Board of Directors reserves the right to cause the amendment providing for the Reverse Stock Split to be filed with the Delaware Secretary of State if the votes cast for such amendment exceed the votes cast against such amendment, assuming the presence of a quorum and if the shares of Common Stock meet the listing requirement of the national securities exchange on which they are listed relating to the minimum number of holders immediately after such amendment becomes effective. Under this standard, abstentions and broker non-votes (if any) will have no effect on the approval of the proposal. Holders of shares of Common Stock, Series A Convertible Preferred Stock (voting on an as-converted to Common Stock basis) and Series C Convertible Preferred Stock (voting on an as-converted to Common Stock basis) are entitled to cast votes on the Reverse Stock Split amendment, as noted above. And if this voting standard is used, the Series B Preferred Stock will be excluded from the stock entitled to vote on this Proposal No.1. However, if the Reverse Stock Split amendment is approved by the affirmative vote of a majority of the voting power of the outstanding shares of our Common Stock, Series A Convertible Preferred Stock (voting on an as-converted to Common Stock basis), Series B Preferred Stock and Series C Preferred Stock (voting on an as-converted to Common Stock basis), entitled to vote thereon, all voting together as a single class or if this proposal is approved by the Alternative Vote, there will be no need to rely on the proposed amendment to the DGCL.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF AN AMENDMENT OF THE COMPANY’S SIXTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY’S OUTSTANDING COMMON STOCK AT AN EXCHANGE RATIO BETWEEN 1-FOR-2.5 TO 1-FOR-50, AS DETERMINED BY THE COMPANY’S BOARD OF DIRECTORS

PROPOSAL NO. 2
APPROVAL OF THE ADJOURNMENT OF THE SPECIAL MEETING TO A LATER DATE OR DATES, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES TO ADOPT THE PROPOSALS OR ESTABLISH A QUORUM
If at the Special Meeting, the number of votes represented by shares of capital stock entitled to vote present or represented and voting in favor of Proposal No. 1 is insufficient to approve this proposal or establish a quorum, our management may move to adjourn the Special Meeting from time to time, to a later date or dates, in order to enable our Board to continue to solicit additional proxies in favor of such proposal (the “Adjournment Proposal”). The Adjournment Proposal will only be presented to our stockholders in the event that there are insufficient votes for, or otherwise in connection with, the approval of Proposal No.1.
In this proposal, we are asking our stockholders to authorize the holder of any proxy solicited by our board of directors to vote in favor of adjourning or postponing the Special Meeting and any later adjournments. If our stockholders approve the Adjournment Proposal, we could adjourn or postpone the Special Meeting, and any adjourned session of the Special Meeting, to use the additional time to solicit additional proxies in favor of any or all of the proposals, including the solicitation of proxies from stockholders that have previously voted against the proposals. Among other things, approval of the Adjournment Proposal could mean that, even if proxies representing a sufficient number of votes against any of the proposals have been received, we could adjourn or postpone the Special Meeting without a vote on such proposal and seek to convince the holders of those shares to change their votes to votes in favor of the approval of such proposal.
Vote Required
The affirmative vote of the majority of the voting power of the outstanding shares of our Common Stock, the Series A Convertible Preferred Stock (voting on an as-converted to Common Stock basis) and the Series C Convertible Preferred Stock (voting on an as-converted to Common Stock basis), present in person or represented by proxy at the Special Meeting and entitled to vote thereon, all voting together as a single class, is required to approve the adjournment of the Special Meeting as described in this proposal. Abstentions will have the same effect as votes “against” this proposal and broker non-votes will not have an effect on the outcome of this proposal.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE ADJOURNMENT PROPOSAL

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The table below contains information regarding the beneficial ownership of our Common Stock by (i) each person who is known to us to beneficially own more than 5% of our outstanding Common Stock, (ii) each of our executive officers, (iii) each of our directors and director nominees; and (iv) all of our directors, director nominees and executive officers as a group.
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to the securities in question. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table below have sole voting and investment power with respect to all shares of our common stock held by them.
Shares of common stock issuable pursuant to a stock option, warrant or convertible note that is currently exercisable or convertible, or is exercisable or convertible within 60 days after the date of determination of ownership, are deemed to be outstanding and beneficially owned for purposes of computing the percentage ownership of the holder of the stock option, warrant or convertible note but are not treated as outstanding for purposes of computing the percentage ownership of any other person.
Unless otherwise indicated, the address for each officer, director and director nominee in the following table is c/o Digital Brands Group, Inc., 1400 Lavaca Street, Austin, TX 78701. Each stockholder’s percentage of ownership in the following table is based upon, as applicable, the following shares outstanding as of the Record Date:
DBG Common Stock
Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Executive Officers and Directors
John “Hil” Davis(1)	17,136	*
Laura Dowling(2)	3,347	*
Reid Yeoman(3)	1,140	*
Mark Lynn(4)	5,074	*
Trevor Pettennude(5)	3,286	*
Jameeka Aaron(6)	150	*
Huong “Lucy” Doan(7)	200	*
All executive officers, directors and director nominees as a group (7 persons)(8)	30,333	*
Five Percent Holders of Common Stock
D. Jones Tailored Collection, Ltd.(9)	1,974,501	24.91%
Boco4-DSTLD-Senior Debt, LLC(10)	677,419	7.87%
George Levy(11)	2,642,957	25%
Matthieu Leblan(12)	2,642,957	25%
Moise Emquies(13)	1,370,297	14.75%
Carol Ann Emquies(14)	906,556	10.26%

*
Less than one percent.

(1)
Represents options exercisable at $40 per share.

(2)
Represents options to acquire up to 3,000 shares of common stock, exercisable at $40 per share and options to acquire up to 347 shares of common stock, exercisable at $328 per share.

(3)
Represents options to acquire up to 960 shares of common stock, exercisable at $4.00 per share and options to acquire up to 180 shares of common stock, exercisable at $328 per share.

(4)
Includes options to acquire up to 3,210 shares of common stock exercisable between $156 and $328 per share.

(5)
Includes options to acquire up to 749 shares of common stock exercisable between $156 and $328 per share.

(6)
Represents options exercisable at $40 per share.

(7)
Represents options exercisable at $356 per share.

(8)
Includes options to acquire up to 24,526 shares of common stock exercisable between $156 and $400.

(9)
Shares are owned of record by D. Jones Tailored Collection, Ltd. Drew Jones is the Chief Executive Officer of D. Jones Tailored Collection, Ltd. and may be deemed to have sole voting and investment discretion with respect to shares of common stock held by D. Jones Tailored Collection, Ltd. The address of D. Jones Tailored Collection, Ltd. is 1334 Milwaukee Street, Denver, Colorado, 80206.

(10)
Consists of 677,419 shares of Common Stock issuable upon conversion of 6,300 shares of Series A Convertible Preferred Stock at a $9.3051 conversion price. The issuance of shares of Common Stock upon conversion of the Series A Convertible Preferred Stock is subject to a limit of 19.99% of the issued and outstanding Common Stock and the reporting person has agreed not to convert in any calendar month more than the greater of $500,000 or 10% of the aggregate trading volume of Common Stock as reported by Nasdaq. The shares of Series A Convertible Preferred Stock are owned of record by Boco4-DSTLD-Senior Debt, LLC. Kurt Hanson is the manager of Boco4-DSTLD-Senior Debt, LLC and as such may be deemed to have sole voting and investment discretion with respect to shares of Series A Convertible Preferred Stock held by Boco4-DSTLD-Senior Debt, LLC. Mr. Hanson disclaims any beneficial ownership of the securities held by Boco4-DSTLD-Senior Debt, LLC other than to the extent of any pecuniary interest he may have therein, directly or indirectly. The address of Boco4-DSTLD-Senior Debt, LLC is 111 S Main Street, Suite 2025, Salt Lake City, UT 84111.

(11)
Consists of 2,642,957 shares of Common Stock issuable upon conversion of 1,895 shares of Series C Convertible Preferred Stock at $0.717 conversion price. The issuance of shares of Common Stock upon conversion of the Series C Convertible Preferred Stock is subject to a limit of 19.99% of the issued and outstanding Common Stock and the reporting person has agreed not to convert in any calendar month more than the greater of $300,000 or 3% of the aggregate trading volume of Common Stock as reported by Nasdaq. The address of the reporting person is 5805 West Washington Blvd Culver City, CA 90232.

(12)
Consists of 2,642,957 shares of Common Stock issuable upon conversion of 1,895 shares of Series C Convertible Preferred Stock at $0.717 conversion price. The issuance of shares of Common Stock upon conversion of the Series C Convertible Preferred Stock is subject to a limit of 19.99% of the issued and outstanding Common Stock and the reporting person has agreed not to convert in any calendar month more than the greater of $300,000 or 3% of the aggregate trading volume of Common Stock as reported by Nasdaq. The address of the reporting person is 1227 Tellem Drive, Pacific Palisades, CA 90272.

(13)
Consists of (i) 10,464 shares of Common stock and (ii) 1,359,833 shares of Common Stock issuable upon conversion of 975 shares of Series C Convertible Preferred Stock at $0.717 conversion price. The issuance of shares of Common Stock upon conversion of the Series C Convertible Preferred Stock is subject to a limit of 19.99% of the issued and outstanding Common Stock and the reporting person has agreed not to convert in any calendar month more than the greater of $300,000 or 3% of the aggregate trading volume of Common Stock as reported by Nasdaq. The address of the reporting person is 805 North Hillcrest Road Beverly Hills, CA 90210.

(14)
Consists of 906,556 shares of Common Stock issuable upon conversion of 650 shares of Series C Convertible Preferred Stock at $0.717 conversion price. The issuance of shares of Common Stock upon conversion of the Series C Convertible Preferred Stock is subject to a limit of 19.99% of the issued and outstanding Common Stock and the reporting person has agreed not to convert in any calendar month more than the greater of $300,000 or 3% of the aggregate trading volume of Common Stock as reported by Nasdaq. The address of the reporting person is 805 North Hillcrest Road Beverly Hills, CA 90210.

DBG Series A Convertible Preferred Stock
Name and Address of Beneficial Owner	Number of Shares of Series A Convertible Preferred Stock Beneficially Owned Before	Percentage of Shares Outstanding Before(1)	Number of Shares of Series A Convertible Preferred Stock Beneficially Owned After	Percentage of Shares Outstanding After
Five Percent Holders of DBG Series A Convertible Preferred Stock
Boco4-DSTLD-Senior Debt, LLC(2)	6,300	100%	6,300	100%
Executive Officers and Directors
John “Hil” Davis	—	—	—	—
Laura Dowling	—	—	—	—
Reid Yeoman	—	—	—	—
Mark Lynn	—	—	—	—
Trevor Pettennude	—	—	—	—
Jameeka Aaron	—	—	—	—
Huong “Lucy” Doan	—	—	—	—
All executive officers, directors and director nominees as a group (7 persons)	—	—	—	—

(1)
Percentages are based on 6,300 shares of DBG’s Series A Convertible Preferred Stock issued and outstanding as of the Record Date.

(2)
Consists of 6,300 shares of Series A Convertible Preferred Stock at a $9.30 conversion price. The issuance of shares of Common Stock upon conversion of the Series A Convertible Preferred Stock is subject to a limit of 19.99% of the issued and outstanding Common Stock and the reporting person has agreed not to convert in any calendar month more than the greater of $500,000 or 10% of the aggregate trading volume of Common Stock as reported by Nasdaq. The shares of Series A Convertible Preferred Stock are owned of record by Boco4-DSTLD-Senior Debt, LLC. Kurt Hanson is the manager of Boco4-DSTLD-Senior Debt, LLC and as such may be deemed to have sole voting and investment discretion with respect to shares of Series A Convertible Preferred Stock held by Boco4-DSTLD-Senior Debt, LLC. Mr. Hanson disclaims any beneficial ownership of the securities held by Boco4-DSTLD-Senior Debt, LLC other than to the extent of any pecuniary interest he may have therein, directly or indirectly. The address of Boco4-DSTLD-Senior Debt, LLC is 111 S Main Street, Suite 2025, Salt Lake City, UT 84111.

DBG Series B Preferred Stock
Name and Address of Beneficial Owner	Number of Shares of Series B Convertible Preferred Stock Beneficially Owned Before	Percentage of Shares Outstanding Before	Number of Shares of Series B Convertible Preferred Stock Beneficially Owned After	Percentage of Shares Outstanding After
Executive Officers and Directors
John “Hil” Davis(1)	—	—	—	—
Laura Dowling	—	—	—	—
Reid Yeoman	—	—	—	—
Mark Lynn	—	—	—	—
Trevor Pettennude	—	—	—	—
Jameeka Aaron	—	—	—	—
Huong “Lucy” Doan	—	—	—	—
All executive officers, directors and director nominees as a group (7 persons)	—	—	—	—

(1)
John Hil Davis owned one (1) share of the Company’s Series B Preferred Stock as of May 30, 2023. The Series B Preferred Stock in general has no voting rights other than the right to vote on the Reverse Stock Split Proposal. The share of Series B Preferred Stock outstanding on the Record Date is entitled to 250,000,000 votes on a proposal to effect a reverse stock split of the Company’s common stock. The Series B Preferred Stock will be voted, without action by the holder, on any such proposal in the same proportion as shares of Common Stock, Series A Convertible Preferred Stock and Series C Convertible Preferred Stock are voted. The outstanding share of Series B Preferred Stock will be redeemed in whole, but not in part, at any time: (i) if such redemption is ordered by the Board in its sole discretion or automatically upon the approval of Proposal No. 1.

DBG Series C Convertible Preferred Stock
Name and Address of Beneficial Owner	Number of Shares of Series C Convertible Preferred Stock Beneficially Owned Before	Percentage of Shares Outstanding Before(1)	Number of Shares of Series C Convertible Preferred Stock Beneficially Owned After	Percentage of Shares Outstanding After
Five Percent Holders of DBG Series C Convertible Preferred Stock
George Levy(2)	1,895	32.90%	1,895	32.90%
Matthieu Leblan(3)	1,895	32.90%	1,895	32.90%
Moise Emquies(4)	975	16.92%	975	16.92%
Carol Ann Emquies(5)	650	11.28%	650	11.28%
Executive Officers and Directors
John “Hil” Davis	—	—	—	—
Laura Dowling	—	—	—	—
Reid Yeoman	—	—	—	—
Mark Lynn	—	—	—	—
Trevor Pettennude	—	—	—	—
Jameeka Aaron	—	—	—	—
Huong “Lucy” Doan	—	—	—	—
All executive officers, directors and director nominees as a group (7 persons)	—	—	—	—

(1)
Percentages are based on 5,716 shares of DBG’s Series C Convertible Preferred Stock issued and outstanding as of the Record Date.

(2)
Consists of 1,895 shares of Series C Convertible Preferred Stock at $0.717 conversion price. The issuance of shares of Common Stock upon conversion of the Series C Convertible Preferred Stock is subject to a limit of 19.99% of the issued and outstanding Common Stock and the reporting person has agreed not to convert in any calendar month more than the greater of $300,000 or 3% of the aggregate trading volume of Common Stock as reported by Nasdaq. The address of the reporting person is 5805 West Washington Blvd., Culver City, CA 90232.

(3)
Consists of 1,895 shares of Series C Convertible Preferred Stock at $0.717 conversion price. The issuance of shares of Common Stock upon conversion of the Series C Convertible Preferred Stock is subject to a limit of 19.99% of the issued and outstanding Common Stock and the reporting person has agreed not to convert in any calendar month more than the greater of $300,000 or 3% of the aggregate trading volume of Common Stock as reported by Nasdaq. The address of the reporting person is 1227 Tellem Drive, Pacific Palisades, CA 90272.

(4)
Consists of 975 shares of Series C Convertible Preferred Stock at $0.717 conversion price. The issuance of shares of Common Stock upon conversion of the Series C Convertible Preferred Stock is subject to a limit of 19.99% of the issued and outstanding Common Stock and the reporting person has agreed not to convert in any calendar month more than the greater of $300,000 or 3% of the aggregate trading volume of Common Stock as reported by Nasdaq. The address of the reporting person is 805 North Hillcrest Road, Beverly Hills, CA 90210.
(5)
Consists of 650 shares of Series C Convertible Preferred Stock at $0.717 conversion price. The issuance of shares of Common Stock upon conversion of the Series C Convertible Preferred Stock is subject to a limit of 19.99% of the issued and outstanding Common Stock and the reporting person has agreed not to convert in any calendar month more than the greater of $300,000 or 3% of the aggregate trading volume of Common Stock as reported by Nasdaq. The address of the reporting person is 805 North Hillcrest Road, Beverly Hills, CA 90210.

STOCKHOLDER PROPOSALS
Proposals to Be Included in Proxy Statement
If a stockholder would like us to consider including a proposal in our proxy statement and form of proxy relating to our 2023 annual meeting of stockholders pursuant Rule 14a-8 under the Exchange Act, a written copy of the proposal must be delivered no later than June 15, 2023 (the date that is 120 calendar days before the one year anniversary of the date of the proxy statement released to stockholders for the 2022 annual meeting of stockholders). If the date of next year’s annual meeting is changed by more than 30 days from the anniversary date of this year’s meeting, then the deadline is a reasonable time before we begin to print and mail proxy materials. Proposals must comply with the proxy rules relating to stockholder proposals, in particular Rule 14a-8 under Exchange Act, in order to be included in our proxy material.
Proposals to Be Submitted for Annual Meeting
Stockholders who wish to submit a proposal for consideration at our 2023 annual meeting of stockholders, but who do not wish to submit the proposal for inclusion in our proxy statement pursuant to Rule 14a-8 under the Exchange Act, must, in accordance with our bylaws, must have given timely notice thereof in writing to the secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Company not less than 60 days (August 14, 2023) nor more than 90 days (July 15, 2023) prior to the first anniversary of the preceding year’s annual meeting of stockholders. The proposal must comply with the notice procedures and information requirements set forth in our bylaws, and the stockholder making the proposal must be a stockholder of record at the time of giving the notice and is entitled to vote at the meeting. Any stockholder proposal that is not submitted pursuant to the procedures set forth in our bylaws will not be eligible for presentation or consideration at the next annual meeting.
In the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the first anniversary of the preceding year’s annual meeting, then notice must be delivered no later than 70 days prior to the date of such meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Public announcement means disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed by the company with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act.
Mailing Instructions
In each case, proposals should be delivered to 1400 Lavaca Street, Austin, TX 78701, Attention: Secretary. To avoid controversy and establish timely receipt by us, it is suggested that stockholders send their proposals by certified mail return receipt requested.

WHERE YOU CAN FIND MORE INFORMATION
The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet web site that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. The public can obtain any documents that we file electronically with the SEC at www.sec.gov.
This Proxy Statement describes the material elements of relevant contracts, exhibits and other information attached as appendixes to this Proxy Statement. Information and statements contained in this Proxy Statement are qualified in all respects by reference to the copy of the relevant contract or other document included as an appendix to this document.
You may obtain additional copies of this Proxy Statement, at no cost, and you may ask any questions you may have about any proposal by contacting us at the following address or telephone number:
Digital Brands Group Inc.,
Attn: Secretary
1400 Lavaca Street, Austin, TX 78701
Tel: 1-512-670-8020
You may also obtain these documents at no cost by requesting them in writing or by telephone from the Company’s proxy solicitation agent at the following address and telephone number:
Kingsdale Advisors
Strategic Shareholder Advisor and Proxy Solicitation Agent
745 Fifth Avenue, 5th Floor
New York, NY 10151
North American Toll Free Phone: 1-855-476-7861
If Calling From Within the United States: 1-646-741-7909
Email: contactus@kingsdaleadvisors.com
In order to receive timely delivery of the documents in advance of the Special Meeting, you must make your request for information no later than August 14, 2023.
STOCKHOLDER COMMUNICATION WITH OUR BOARD OF DIRECTORS
Stockholders who wish to contact any of our directors either individually or as a group may do so by writing to them c/o Secretary, Digital Brands Group Inc., 1400 Lavaca Street, Austin, TX 78701, or by telephone at (512) 670-8020 specifying whether the communication is directed to the entire Board or to a particular director. Your letter should indicate that you are a Digital Brands Group Inc. stockholder. Letters from stockholders are screened, which includes filtering out improper or irrelevant topics, and depending on subject matter, will be forwarded to (i) the director(s) to whom addressed or appropriate management personnel, or (ii) not forwarded.

OTHER BUSINESS
As of the date of this proxy statement, the Board does not intend to present at the Special Meeting of Stockholders any matters other than those described herein and does not presently know of any matters that will be presented by other parties.
By order of the Board of Directors
/s/ John Hilburn Davis IV

John Hilburn Davis IV
President and Chief Executive Officer
Dated: July 20, 2023
Austin, Texas

Appendix A
FORM OF AMENDMENT
TO THE
SIXTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
DIGITAL BRANDS GROUP, INC.

CERTIFICATE OF AMENDMENT OF
CERTIFICATE OF INCORPORATION OF
DIGITAL BRANDS GROUP, INC.
(a Delaware corporation)
DIGITAL BRANDS GROUP, INC., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:
FIRST:   The name of the Corporation is Digital Brands Group, Inc. The original Certificate of Incorporation of the Corporation was filed on January 20, 2013. The Sixth Amended and Restated Certificate of Incorporation of the Corporation was filed on May 18, 2021, and amended on August 31, 2022, September 29, 2022 (as corrected on October 3, 2022), October 13, 2022, and October 21, 2022 (but effected on November 3, 2022), May 30, 2023 and June 21, 2023 (as amended, the “Certificate of Incorporation”).
SECOND:   Pursuant to Section 242(b) of the Delaware General Corporation Law (the “DGCL”) the Board of Directors of the Corporation has duly adopted, and the outstanding stock entitled to vote thereon, have approved the amendments to the Certificate of Incorporation set forth in this Certificate of Amendment.
THIRD:   Pursuant to Section 242 of the DGCL, the following subsection (b) hereby is added after the first paragraph of Article Fourth of the Certificate of Incorporation:
(b) At the Effective Time of this Certificate of Amendment, every [      ] ([      ]) issued and outstanding shares of common stock, par value $0.0001 (“Common Stock”) of the Corporation will be combined into and automatically become one (1) validly issued, fully paid and non-assessable share of Common Stock of the Corporation (the “2023 Reverse Stock Split”) and the authorized shares of the Corporation shall remain as set forth in the Certificate of Incorporation. No fractional share shall be issued in connection with the 2023 Reverse Stock Split; all shares of Common Stock that are held by a stockholder will be aggregated and each fractional share resulting from such aggregation held by a stockholder shall be cancelled. In lieu of any interest in a fractional share to which a stockholder would otherwise be entitled as a result of the 2023 Reverse Stock Split, such holder shall be entitled to receive a cash amount equal to the value of such fractional share based on the closing price of the Common Stock on The Nasdaq Stock Market LLC on the effective date of the 2023 Reverse Stock Split.
FOURTH:   The effective time of the amendment herein certified shall be 5:00 p.m. Eastern Time on [•], 20   .
[Signature page follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer this      day of            , 20   .
DIGITAL BRANDS GROUP, INC.
By:

Name: John Hilburn Davis IV
Title: Chief Executive Officer

* SPECIMEN* 1 MAIN STREETANYWHERE PA 99999-9999VOTE ON INTERNETGo to http://www.vstocktransfer.com/proxyClick on Proxy Voter Login and log-on usingthe below control number. Voting will be openuntil 11:59 p.m. EST on August 20, 2023.CONTROL #VOTE BY EMAILMark, sign and date your proxy card andemail it to vote@vstocktransfer.comVOTE BY MAIL Mark, sign and date your proxy card andreturn it in the envelope we have provided.VOTE BY FAXMark, sign and date your proxy card faxit to (646) 536-3179Please Vote, Sign, Date and Return Promptly in the Enclosed Envelope.Special Meeting Proxy Card - Digital Brands Group, Inc.DETACH PROXY CARD HERE TO VOTE BY MAILTHE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL LISTED PROPOSALS(1) To approve the amendment of the Company's Sixth Amended and Restated Certificate of Incorporation to effect a reversestock split of the Company's outstanding common stock at an exchange ratio between 1-for-2.5 to 1-for-50, as determinedby the Company's Board of Directors;VOTE FOR VOTE AGAINST ABSTAIN(2) To approve the postponement or adjournment of the Special Meeting from time to time to a later date or dates, if necessaryor appropriate, to solicit additional proxies if there are insufficient votes to adopt Proposal No. 1 or establish quorum;VOTE FOR VOTE AGAINST ABSTAINDate Signature Signature, if held jointlyNote: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator,attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer, giving full title assuch. If signer is a partnership, please sign in partnership name by an authorized person.To change the address on your account, please check the box at right and indicate your new address.* SPECIMEN * AC:ACCT9999 90.00

DIGITAL BRANDS GROUP, INC.Special Meeting of StockholdersAugust 21, 2023DETACH PROXY CARD HERE TO VOTE BY MAILTHIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSThe undersigned, revoking all prior proxies, hereby appoints John Hilburn Davis, IV, with full power of substitution, asproxy to represent and vote all shares of Common Stock and/or Preferred Stock of Digital Brands Group, Inc., (the"Company"), which the undersigned will be entitled to vote if personally present at the Special Meeting of theShareholders of the Company to be held on August 21, 2023, at 9:30 a.m., Eastern Time, upon matters set forth in theProxy Statement, a copy of which has been received by the undersigned.This proxy, when properly executed, will be voted as directed. If no direction is made, the proxy shall be voted FOR theamendment to the certificate of incorporation to effect a reverse stock split at a ratio determined by the Board and FORadjournment of the meeting if necessary to solicit additional proxies.PLEASE BE SURE TO SIGN REVERSE SIDE OR PROXY WILL NOT BE VALIDTEST ISSUE REF 1999